EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan of our report dated March 12, 2019, with respect to the financial statements of Agile Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Iselin, New Jersey
August 2, 2019